EXHIBIT 99.1

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BluePhoenix and ATERAS Complete Merger; Commence Operations as Modern Systems

Strategic Combination Creates a Global Legacy Modernization Leader
BPHX to Change Ticker Symbol to “MDSY”

Seattle, WA and Dallas, TX – December 1, 2014 - BluePhoenix Solutions Ltd. (NASDAQ: BPHX) and Sophisticated Business Systems, Inc. (d/b/a ATERAS) announced the closing of the merger of the two companies. The combined company will be a leading provider of legacy modernization services for Fortune 1000 businesses and government agencies worldwide.

The new combined company will adopt the Modern Systems brand identity and be headquartered in Seattle, Washington. Since the merger agreement was announced in August, the two companies have been preparing an integration plan designed to rapidly combine the operations of the two companies into one. The plan is now substantially complete, and the integration process will begin in December, followed up with an integrated product roadmap early in the first quarter of 2015.

“Among our shared customers, several have already chosen solutions from both firms, underscoring the potential of our highly complementary product suites. We are committed to building on our best-in-class solutions portfolio to create the most compelling and comprehensive offering for both current and new customers seeking legacy modernization solutions and services,” Modern Systems CEO Matt Bell commented.

"This merger represents the best strategic move for both ATERAS and BluePhoenix Solutions Ltd., and it is the strategy most likely to deliver increased value to our respective shareholders," said ATERAS CEO Scott Miller, who has joined the new combined company’s Board of Directors. "We are confident the combined company will increase our competitive advantage in products, sales distribution and sales support, while enhancing our relationships with customers and partners."

"The merger positions us to streamline our business and leverage opportunities for cost-efficiency, and at the same time increase the service we can bring to our customers," said Bell. "The beauty of this merger is that it brings together two companies, each with strong offerings targeted to different needs in our target corporate customers. By combining these complementary offerings, we can provide customers with a broad range of solutions that meets the diverse needs of any organization. Conversations with our customers over the last weeks indicate they recognize and welcome this value."

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Ticker Symbol and Name Change

BluePhoenix Solutions Ltd. has notified NASDAQ that it will be changing its trading symbol from BPHX to MDSY. BluePhoenix Solutions Ltd. expects this change to occur within the next week. BluePhoenix Solutions Ltd. has also obtained shareholder approval to change the name of BluePhoenix Solutions Ltd. to be consistent with the new Modern Systems brand identity.

General Facts:

Headquarters: Corporate headquarters of the combined Company will be in Seattle, WA; North American offices will be in Dallas, Texas, Washington, DC and Charlotte, NC.

Senior Management:

Matt Bell, President and Chief Executive Officer

James Carpenter, Vice-President of Engineering

Cindy Howard, Vice-President, Technology and Solutions

Ed Lord, Vice-President of Worldwide Sales

Rick Oppedisano, Vice-President of Product Management and Marketing

Rick Rinaldo, Chief Finance Officer

About Modern Systems Corporation

Modern Systems Corporation, an indirect, wholly-owned subsidiary of BluePhoenix Solutions Ltd. (NASDAQ: BPHX), is a leading provider of legacy modernization services. The Modern Systems portfolio includes a comprehensive suite of tools and services that modernize legacy applications and databases incrementally or all at once. Modern Systems technologies can be applied to source applications and databases leveraging COBOL, Natural Adabas, IDMS, CA Coolgen and more. The modernized environments can leverage Java, C#, SQL Server, Oracle Database, IBM DB2 and virtual infrastructure to deliver identical or better functionality and performance. Modern Systems customers come from diverse industries and vertical markets such as automotive, banking and financial services, insurance, manufacturing, and retail. BluePhoenix Solutions Ltd. has offices in the USA, the UK, Italy, Romania, and Israel.

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Media Contacts

Rick Oppedisano, Vice President of Global R&D and Marketing, Modern Systems

(704) 649-3173

About the Merger

BluePhoenix and ATERAS entered into a merger agreement in August 2014. The merger was approved by the shareholders of BluePhoenix Solutions Ltd. at a meeting held on November 18, 2014. Pursuant to the terms of the merger agreement, ATERAS became a wholly owned subsidiary of Modern Systems Corporation, which is an in-direct wholly owned subsidiary of BluePhoenix Solutions Ltd. The former ATERAS stockholders were issued 6, 195,494 ordinary shares of BluePhoenix Solutions Ltd. The merger closed on December 1, 2014.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on BluePhoenix’s management’s beliefs and assumptions and on information currently available to BluePhoenix’s management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions, including those relating to future events or our future financial performance and financial guidance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning in connection with any discussion of future operating or financial performance. These statements are only predictions. All forward-looking statements included in this document are based on information available to BluePhoenix on the date hereof, and BluePhoenix assumes no obligation to update any such forward-looking statements. Any or all forward-looking statements in this document may turn out to be wrong. Actual events or results may differ materially. Forward-looking statements can be affected by inaccurate assumptions BluePhoenix might make or by known or unknown risks, uncertainties and other factors. These risks and uncertainties include but are not limited to: the risk that the businesses may not be combined successfully or in a timely and cost-efficient manner the risk that business disruption relating to the merger may be greater than expected; and such other risks and uncertainties as identified in BluePhoenix’s most recent Annual Report on Form 10-K and other reports filed by it with the Securities and Exchange Commission. All names and trademarks are their owners’ property.

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